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                                      FORM OF                       EXHIBIT 9(a)
                            ADMINISTRATION AGREEMENT

THIS AGREEMENT is made as of this ______ day of March, 1998, by and between Allmerica Financial Investment Management Services, Inc., a Massachusetts corporation (the "Company"), and First Data Investor Services Group, Inc., a Massachusetts corporation, having its principal place of business at 440 Computer Drive, Westborough, Massachusetts (the "Administrator").

WHEREAS, the Company is an Investment Adviser registered under the Investment Advisers Act of 1940, as amended, and is currently a party of a Management Agreement with Allmerica Investment Trust (the "Trust") pursuant to which agreement the Company has agreed to provide, among other things, administration services to the Trust; and

WHEREAS, the Company is authorized to enter into this Agreement pursuant to its Management Agreement with the Trusts; and

WHEREAS, the Trust is registered as an investment company under the Investment Company Act of 1940, as amended, (the "1940 Act") and currently continues to offer units of beneficial interest (such units, of all series and classes, are hereinafter called the "Shares"), representing interests in investment portfolios of the Trust (individually, a "Fund" and collectively, the "Funds"), which are registered with the Securities and Exchange Commission ("SEC"), pursuant to the Trust's Registration Statement on Form N-1A ("Registration Statement"); and

WHEREAS, the Company desires that the Administrator perform certain administrative and supervisory services as to the operations of each investment Fund of the Trust (identified on Schedule A hereto), and additional Funds that
                                 ----------
may be added by the Trust from time to time, on behalf of the Company; and

WHEREAS, the Administrator is prepared to perform such services, commencing on the date hereof on the terms and conditions set forth in this Agreement,
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NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth, and intending to be legally bound hereby the parties agree as follows:

       1.       Services as Administrator.
                -------------------------

                Subject to the direction and control of the Company (which, in turn, is subject to the direction and control of the Boards of Trustees of the Trust), the Administrator will assist in supervising all aspects of the operations of the Funds except those performed by the fund manager and sub-advisers under the Management Agreement and Sub-Adviser Agreements, respectively, the Fund accounting agent under its Fund Accounting Services Agreement, the custodian for the Trust under its Custodian Agreement, the transfer agent for the Trust, if any, under its Transfer Agency Agreement, and the distributor for the Trust under its Distribution Agreement.

                The Administrator will maintain office facilities (in such location as the Administrator shall reasonably determine); furnish statistical and research data, clerical services and office supplies, prepare the periodic reports to the SEC on Form N-SAR or any replacement forms therefor, compile data for, prepare for execution by the Trust and file all of the Trust's federal and state tax returns and required tax filings other than those required to be made by the Trust's custodian and transfer agent; prepare any required compliance filings pursuant to state securities laws with the advice of the Company's and Trust's counsel; assist to the extent requested by the Company on behalf of the Trust with the Trust's preparation of Annual, Semi-Annual and Quarterly Reports to Shareholders; prepare and report to the Company, daily if requested by the Company, the compliance of the Trust with the SEC diversification and IRS tax qualifications requirements; prepare, as needed, the required calculation of distribution of income and capital gains to the shareholders and its makeup including any government exclusions or pass throughs; prepare and report to the Company the monthly performance calculations of the Trust; compile data and produce a monthly analysis of the operating expenses of the Trust for the Company to be reviewed by the Company and the Administrator for the purpose of expense accruals related to the Trust; and generally to assist in all aspects of the operations of the Trust.



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                  In compliance with the requirements of Rule 31a-3 under the
1940 Act, the Administrator hereby agrees that all records which it maintains for the Trust are the property of the Company and/or the Trust and further agrees to surrender promptly to the Trust any of such records upon the Company's and/or the Trust's request. However, the Administrator has the right to make copies of such records, in its discretion. The Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act. The Administrator may delegate some or all of its responsibilities under this Agreement with the consent of the Company and/or the Trust, which will not be unreasonably withheld.

       2.       Compensation.
                ------------

                The Administrator will provide the compliance, tax and fund reporting services described in section 1 hereof for an annual fee equal to $17,300 per Fund, which fee shall be payable in monthly installments on the first business day of each month, or at such time(s) as the Administrator shall request and the parties hereto shall agree, plus reasonable out-of-pocket expenses incurred by the Administrator for the items described on Exhibit 2A. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

                The Administrator will from time to time employ or associate with such person or persons as the Administrator may believe to be particularly fitted to assist it in the performance of this Agreement. Such person or persons may be officers or employees who are employed by both the Administrator and the Trust. The compensation of such person or persons shall be paid by the Administrator and no obligation may be incurred on behalf of the Company and/or Trusts in such respect. Other expenses to be incurred in the operation of the Funds including taxes, interest, brokerage fees and commission, if any, fees of Trustees who are not officers, directors, shareholders or employees of the Administrator or the Company or distributor for the Trusts, SEC fees and state Blue Sky qualification fees, advisory and administration fees, custodian, sub-custodian, fund accounting, 12b-1 fees, transfer and dividend disbursing agents' fees, certain


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insurance premiums, outside auditing and legal expenses, costs of maintenance of corporate existence, typesetting and printing prospectuses for regulatory purposes and for distribution to current Shareholders of the Funds, costs of Shareholders' reports, mailings and meetings and any extraordinary expenses will be borne by the Trust provided, however, that unless allowed under the regulations under the 1940 Act, the Trust will not bear, directly or indirectly, the cost of any activity which is primarily intended to result in the distribution of Shares of the Funds.

       3.       Confidentiality.
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                The Administrator agrees on behalf of itself and its employees to treat confidentiality and as the proprietary information of the Trust, all records and other information relative to the Company and/or the Trust and prior, present, or potential Shareholders, and not to use such records and information for any purpose other than performance of their responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company and/or the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company and/or the Trust.

       4.       Indemnification.
                ---------------

                The Administrator agrees to indemnify and hold the Company and its employees, personnel, agents and representatives harmless from and against any and all losses, damages, liabilities, claims, costs and expenses, including reasonable attorneys' fees and expenses, resulting from any claim, demand, action or suit related to the Administrator's performance of, or failure to perform, this Agreement. Notwithstanding the foregoing, the Administrator shall not be liable for any loss suffered by the Company or the Trust in connection with the performance of the Administrator's obligations and duties under this Agreement, except a loss resulting from the Administrator's willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties.

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                The Company will indemnify and hold the Administrator and its employees, personnel, agents and representatives harmless from and against any and all losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and expenses) resulting from any claim, demand, action or suit related to the Company's performance of, or failure to perform, its obligations under this Agreement and not resulting from the willful misfeasance, bad faith or gross negligence of the Administrator.

       5.       Term; Termination.
                -----------------

                This Agreement shall become effective on the date hereof and, unless sooner terminated as provided herein, shall continue for an initial term ending March 31, 1999 and thereafter will renew automatically for additional one
(1) year terms unless notice is given 90 days prior to expiration of any such extended term. In addition to, and notwithstanding the forgoing, this Agreement is terminable as to the Trust by the Company upon the happening of any of the following events: (i) the Company's Management Agreement with the Trust is terminated for any reason; (ii) the Company decides to "internalize" the administration services provided by the Administrator hereunder provided that the Company provides the Administrator with 180 days' prior notice thereof;
(iii) at any time during the term of this Agreement the employees of the Administrator who are primarily responsible for providing the services to the Company are not reasonably satisfactory to the Company and the Administrator does not replace any such employee(s) within 45 days from receipt of Notice from the Company requesting replacement; or (iv) failure of the Administrator to perform its obligations hereunder which failure (a) has a material adverse effect on the Company and/or the Trust and (b) is not cured (such cure shall include the payment of losses and expenses, if any, incurred by the Company) by the Administrator within thirty (30) days following its receipt of Notice thereof from the Company.

                In the event of any termination of this Agreement other than following a breach of this Agreement by the Administrator, the Company shall reimburse the Administrator for its reasonable costs and expenses relative to the movement of files and conversion of records to the Company or any agent designated thereby. Notwithstanding the foregoing, if this Agreement is


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terminated by the Company due to the Administrator's failure to perform its obligations hereunder, the Administrator shall pay and be responsible for all costs of converting records and files to the Company or any agent designated thereby.

       7.       Notices.
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                All notices and other communications (collectively referred to as a "Notice" or "Notices" in this paragraph) hereunder shall be in writing or by telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to the Administrator, at their address, 440 Computer Drive, Westborough, Massachusetts; (b) if to the Company, at its principal place of business or (c) if to neither of the foregoing, at such other address as to which the sender shall have been notified by any such Notice or other communication. The Notice may be sent by first-class mail, in which case it shall be deemed to have been given three days after it is sent, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately.

       8.       Further Actions.
                ---------------

                Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

       9.       Assignment.
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                This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party which, in the case of assignment to an affiliate, shall not be unreasonably denied.

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       10.      Amendments.
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                This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

       11.      Governing State Law.
                -------------------

                This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

       12.      Miscellaneous.
                -------------

                This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                            ALLMERICA FINANCIAL INVESTMENT
                                            MANAGEMENT SERVICES, INC.


                                            By:
                                                   ----------------------------
                                            Title:
                                                   ----------------------------

                                            FIRST DATA INVESTOR SERVICES, INC.


                                            By:
                                                   ----------------------------
                                            Title:
                                                   ----------------------------

Acknowledged:


ALLMERICA INVESTMENT TRUST


By:
       ----------------------------
Title:
       ----------------------------


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                                    SCHEDULE A
                                    ----------

                         to the Administration Agreement
        between Allmerica Financial Investment Management Services, Inc.
                  and First Data Investor Services Group, Inc.


Name of Trust/Fund(s)
---------------------

1.     Allmerica Investment Trust (1)



ALLMERICA FINANCIAL INVESTMENT                  FIRST DATA INVESTOR SERVICES
MANAGEMENT SERVICES, INC.                       GROUP, INC.


By:                                             By:
       --------------------------                      ------------------------
Title:                                          Title:
       --------------------------                      ------------------------


(1)      Select Emerging Markets Fund
         Select Aggressive Growth Fund
         Select Capital Appreciation Fund
         Select Value Opportunity Fund
         Select International Equity Fund
         Select Growth Fund
         Select Strategic Growth Fund
         Growth Fund
         Equity Index Fund
         Select Growth and Income Fund
         Select Income Fund
         Investment Grade Income Fund
         Government Bond Fund
         Money Market Fund


ALLMERICA INVESTMENT TRUST


By:
       --------------------------
Title:
       --------------------------


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                                   EXHIBIT 2A
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OUT OF POCKET REIMBURSABLE EXPENSES:
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1.       Federal Express/Express Mail/Courier Services

2.       External photocopying services

3.       Necessary on-line computer legal research charges



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